Exhibit 10.1

Argo Group International Holdings. Ltd.

Employee Share Purchase Plan

Originally Effective November 14, 2007

Amended and Restated on May 3, 2016

CONTENTS

I.	Purpose of the Plan	1
II.	References, Construction and Definitions	1
III.	Administration of the Plan	3
IV.	Shares Subject to the Plan	3
V.	Offering Periods	4
VI.	Eligibility	4
VII.	Payroll Deductions	5
VIII.	Purchase Rights	5
IX.	Accrual Limitations	9
X.	Effective Date and Term of the Plan	10
XI.	Amendment of the Plan	10
XII.	General Provisions	11
Schedule A Companies Participating in Employee Share Purchase Plan		12

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

EMPLOYEE SHARE PURCHASE PLAN

(as amended and restated on May 3, 2016)

I.	PURPOSE OF THE PLAN

This Employee Share Purchase Plan, as amended and restated, which shall be known as the “Argo Group International Holdings, Ltd. Employee Share Purchase Plan” effective May 3, 2016, is intended to promote the interests of Argo Group International Holdings, Ltd., a Bermuda exempted holding company, by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll deduction-based employee share purchase plan designed to qualify under Section 423 of the Code.

II.	References, Construction and Definitions

Unless otherwise indicated, all references made in this Plan shall be to articles and sections contained in this Plan.  The headings and subheadings have been inserted for convenience of reference only and are to be ignored in construction of the provisions of this Plan.  In the construction of this Plan, the singular shall include the plural wherever appropriate.

The following terms (in alphabetical order) shall have the meanings set forth opposite such terms for purposes of this Plan:

A.

Base Salary shall mean the regular base salary or hourly wages paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan.  Base Salary shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any qualified or nonqualified salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Company Affiliate.  However, Base Salary shall not include (i) any overtime payments, bonuses, commissions, profit-sharing distributions or other incentive-type payments received during the Participant’s period of participation or (ii) any contributions made by the Company or any Company Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from his or her Base Salary).

B.	Board shall mean the Company’s Board of Directors.
C.

Corporate Transaction shall mean the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all of the property or stock of the Company to another corporation.

D.	Code shall mean the United States Internal Revenue Code of 1986, as amended.
E.	Company shall mean Argo Group International Holdings, Ltd., a Bermuda exempted holding company, and any corporate successor to all or substantially all of the assets or voting shares of Argo Group International Holdings, Ltd. that shall by appropriate action adopt the Plan.
F.	Common Share shall mean the Company’s common shares.
G.	Company Affiliate shall mean any parent or subsidiary company of the Company (as determined in accordance with Section 424 of the Code), whether now existing or subsequently established.
H.

Eligible Employee shall mean any person who is employed by a Participating Company on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Section 3401(a) of the Code. Employees who are residents of a foreign jurisdiction will not be eligible to participate in the Plan if (i) the grant of a Purchase Right under the Plan to such Employee is prohibited under the laws of such jurisdiction, or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423. The Plan Administrator may, for offering periods that have not yet commenced, establish additional eligibility requirements not inconsistent with Section 423.

I.

Fair Market Value The fair market value of a Common Share shall be determined for purposes of the Plan by reference to (i) if Shares are listed on a Stock Exchange, the closing price on the principal Stock Exchange on which such shares are then listed or, if no such reported sale of a Common Share shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if such shares are not then listed on a Stock Exchange, by reference to the mean between the bid and asked price published in the OTC Link or displayed on the OTC Bulletin Board of a share or if for any reason no such price is available, in such other manner as the Board of Directors or the Plan Administrator may in good faith deem appropriate to reflect the then fair market value thereof.

J.	1933 Act shall mean the United States Securities Act of 1933, as amended.
K.	Participant shall mean any Eligible Employee of a Participating Company who is actively participating in the Plan.
L.

Participating Company shall mean the Company and such Company Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.  The Participating Companies in the Plan are listed in attached Schedule A.

M.	Plan shall mean the Company’s Employee Share Purchase Plan, as set forth in this document, and as amended and restated from time to time.
N.	Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.
O.	Purchase Date shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be January 31, 2008.

P.

Purchase Interval shall mean (i) if the offering period exceeds three (3) months, each three (3)-month period occurring within a particular offering period, or (ii) if the offering period is three (3) months or less, the offering period, at the end of which Purchase Interval there shall be purchased Common Shares on behalf of each Participant.

Q.	Quarterly Entry Date shall mean, for each offering period with more than one Purchase Interval, the first day of each Purchase Interval within that offering period.
R.	Stock Exchange shall mean either the NASDAQ or the New York Stock Exchange.
III.	ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code.  Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.  The Plan Administrator may request advice or assistance or employ or designate such other persons as are necessary or desirable for proper administration of the Plan.

IV.	Shares SUBJECT TO THE PLAN
A.

The shares purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Shares, including Common Shares purchased on the open market.  Upon effectiveness of the Plan, as amended and restated, on May 3, 2016, the number of Common Shares reserved for issuance over the term of the Plan shall be limited to 780,089 shares.  For the avoidance of doubt, the 780,089 shares reserved for issuance pursuant to the immediately preceding sentence includes shares issued pursuant to the Plan since the original November 14, 2007 effective date.  After taking into account the 280,089 shares issued pursuant to the Plan between November 14, 2007 and May 3, 2016, the number of Common Shares reserved for issuance on or after May 3, 2016 under the Plan shall be limited to 500,000 shares.

B.

On November 14, 2007, the Plan became effective with 500,000 Common Shares reserved for issuance, and an additional 200,000 Common Shares were automatically added to the Plan each year thereafter on the first trading day of January of each year beginning in calendar 2009.  As a result, over 2,000,000 total Common Shares were permitted to be issued under the Plan prior to the May 3, 2016 amendment and restatement.  For the avoidance of doubt, the amendment and restatement of the Plan on May 3, 2016 has the effect of substantially reducing the Common Shares issuable under the Plan to 780,089 shares (including the 280,089 shares that were issued under the Plan between November 14, 2007 and May 3, 2016).

C.

Should any change be made to the Common Shares by reason of any share split, extraordinary cash dividend, share dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Shares as a class without the Company’s receipt of consideration, appropriate adjustment shall be made to (i) the maximum number and class of securities issuable under the Plan,

(ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

V.	OFFERING PERIOdS
A.

Common Shares shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of Common Shares available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B.

Each offering period shall be three months, or of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period.  Unless otherwise determined by the Plan Administrator, offering periods shall commence at quarterly intervals on the first business day of January, April, July and October each year over the term of the Plan. Notwithstanding the foregoing, the offering period that began on May 2, 2016 shall continue until June 30, 2016.

C.

Each offering period that is for a duration of at least three (3) months, shall consist of a series of one or more successive Purchase Intervals as determined by the Plan Administrator.  Unless otherwise determined by the Plan Administrator, Purchase Intervals shall begin on the first business day in January, April, July and October each year, and shall end on the last business day of the following March, June, September and December respectively.  Notwithstanding the foregoing, the Purchase Intervals for the offering period that began on May 2, 2016 shall end on June 30, 2016.

VI.	ELIGIBILITY
A.

Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or, if such offering period has more than one Purchase Interval, on any Quarterly Entry Date within that offering period, provided he or she remains an Eligible Employee.

B.

An individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Quarterly Entry Date within that offering period on which he or she in an Eligible Employee.  However, if the offering period is to have only one Purchase Interval and the individual is not an Eligible Employee on the start date of that offering period, then such individual must wait until the start date of the first offering period thereafter on which he or she is an Eligible Employee in order to enter the Plan.

C.

An Eligible Employee must, in order to participate in the Plan for a particular offering period, complete the enrollment forms prescribed by the Plan Administrator (including a share purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before the start date of that offering period.  The enrollment forms filed by a Participant for a particular offering period shall continue in effect for each subsequent offering period unless the Participant files new enrollment forms on or before the start date of any subsequent offering period or withdraws from the Plan.
D.	The date an individual enters an offering period shall be designated as his or her Entry Date for purposes of that offering period.
VII.	PAYROLL DEDUCTIONS
A.

The payroll deduction authorized by the Participant for purposes of acquiring Common Shares during an offering period may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%).  The deduction rate so authorized shall continue in effect throughout the offering period and shall continue from offering period to offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i)

The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator.  The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

(ii)

The Participant may, prior to the commencement of any new Purchase Interval under the Plan, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator.  The new rate (which may not exceed the ten percent (10%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

B.

Payroll deductions shall begin on the first pay day administratively feasible following the start date of the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period.  The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account.  The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

C.	Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.
D.

The Participant’s acquisition of Common Shares under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Shares on any subsequent Purchase Date, whether within the same or a different offering period.

VIII.	PURCHASE RIGHTS
A.	Grant of Purchase Rights. A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled. The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase Common Shares, in one or more installments during that offering period, upon the terms set forth below.  The Participant shall execute a share purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Section 424(d) of the Code) or hold outstanding options or other rights to purchase, shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or any Company Affiliate.

B.

Exercise of the Purchase Right. Each purchase right shall be automatically exercised on each successive Purchase Date within the offering period, and  Common Shares shall accordingly be purchased on behalf of each Participant on each such Purchase Date.  The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole Common Shares at the purchase price in effect for the Participant for that Purchase Date.

C.

Purchase Price.  The purchase price per share at which Common Shares will be purchased on the Participant’s behalf on each Purchase Date within the particular offering period in which he or she is enrolled shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per Common Share on the start date of that offering period or (ii) the Fair Market Value per Common Share on that Purchase Date.

D.

Number of Purchasable Shares. The number of Common Shares purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date.  However, the maximum number of Common Shares purchasable per Participant during any one offering period shall not exceed 1,000 shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization.  In addition, the maximum number of Common Shares purchasable in total by all Participants in the Plan on any one Purchase Date shall not exceed 100,000 shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization.  However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants enrolled in that particular offering period on each Purchase Date which occurs during that offering period.

E.

Excess Payroll Deductions.  Any payroll deductions not applied to the purchase of  Common Shares on any Purchase Date because they are not sufficient to purchase a whole Common Share shall be held for the purchase of Common Shares on the next Purchase Date, if Participant’s participation in the Plan is continuing; otherwise, such excess payroll deductions shall be promptly refunded.  Any payroll deductions not applied to the purchase of Common Shares by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.

F.

Suspension of Payroll Deductions.  If a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional Common Shares on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates.  The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article IX.

G.	Withdrawal from Offering Period. The following provisions shall govern the Participant’s withdrawal from an offering period:
(i)

A Participant may withdraw from the offering period in which he or she is enrolled  at any time prior to the next scheduled Purchase Date  by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to that offering period. Any payroll deductions collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date as elected by the Participant.  If no such election is made at the time of such withdrawal, then the payroll deductions collected from the Participant during the Purchase Interval in which such withdrawal occurs shall be refunded as soon as possible.

(ii)

The Participant’s withdrawal from a particular offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period at a later date.  In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of that offering period.

H.	Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:
(i)

Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded.

(ii)

However, should the Participant cease to remain in active service by reason of an approved leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date.  In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave.  Upon the Participant’s return to active service (x) within ninety (90) days following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Company is guaranteed by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began (whether or not a new offering period may have commenced), unless the Participant withdraws from the Plan prior to his or her return.  An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent offering period in which he or she wishes to participate.

I.

Corporate Transactions.  In the event of a Corporate Transaction, the Board may determine and provide that: (i) each purchase right outstanding under the Plan that is scheduled to be exercised after the date of the Corporate Transaction shall be continued or assumed or an equivalent purchase right shall be substituted by the surviving or successor corporation or a parent or subsidiary of such corporation; (ii) the Plan shall be terminated, and Participants’ payroll deductions for the Purchase Interval then in progress refunded to the Participants; or (iii) that ach outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Purchase Interval in which such Corporate Transaction occurs to the purchase of whole Common Shares at a purchase price per share equal to eighty-five percent (85%) of the lower of (a) the Fair Market Value per Common Share on the start date of the offering period in which the Participant is enrolled at the time such Corporate Transaction occurs or (b) the Fair Market Value per  Common Share immediately prior to the effective date of such Corporate Transaction, provided that the applicable limitation on the number of Common Shares purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of Common Shares purchasable in total by all Participants on any one Purchase Date.  If the Board applies the automatic exercise provisions of (iii), above, to purchase rights prior to the effective date of the Corporate Transaction, the Company shall use its best efforts to provide at least ten (10) days’ prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

J.

Proration of Purchase Rights.  Should the total number of Common Shares to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Shares pro-rated to such individual, shall be refunded.
K.

ESPP Broker Account.  The shares purchased on behalf of each Participant shall be deposited directly into a brokerage account that the Company shall establish for the Participant at a Company-designated brokerage firm.  The account will be known as the ESPP Broker Account.  The shares deposited into the Participant’s ESPP Broker Account may not be transferred (either electronically or in certificate form) to different accounts with the same ESPP broker or other brokerage firm until those shares have been held for the requisite period necessary to avoid a disqualifying disposition of the shares under the federal tax laws, which period ends the later of (i) the end of the two (2)-year period measured from the start date of the Purchase Period in which the shares were purchased or (ii) the end of the one (1)- year period measured from the actual purchase date of those shares.

The foregoing procedures shall not in any way limit when the Participant may sell his or her shares.  Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Account. In addition, the Participant may request a share certificate or share transfer from his or her ESPP Broker Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account.

The foregoing procedures shall apply to all shares purchased by the Participant under the Plan, whether or not the Participant continues in Employee status.

L.	Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.
M.

Shareholder Rights.  A Participant shall have no Shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

IX.	ACCRUAL LIMITATIONS
A.

No Participant shall be entitled to accrue rights to acquire Common Shares pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Shares accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee Share purchase plans (within the meaning of Section 423 of the Code) of the Company or any Company Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of Common Shares of the Company or any Company Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B.	For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:
(i)

The right to acquire Common Shares under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period in which such right remains outstanding.

(ii)

No right to acquire Common Shares under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Shares under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Shares (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C.

If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions that the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D.

In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

X.	EFFECTIVE DATE AND TERM OF THE PLAN
A.	The Plan was originally adopted by the Board on August 7, 2007, was approved by shareholders of the Company, and became effective on November 14, 2007.
B.	The Plan, as amended and restated, was adopted by the Board on May 3, 2016 and shall become effective on May 3, 2016.
C.

Unless sooner terminated by the Board, the Plan shall terminate upon the earlier of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Change in Control.  No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

XI.	AMENDMENT OF THE PLAN
A.

The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval and, subject to B, without the approval of the shareholders.

B.

In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Company’s shareholders: (i) increase the number of Common Shares issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the  Common Shares purchasable under the Plan or (iii) any amendment that would require shareholder approval under applicable law or to maintain compliance with Code Section 423.

XII.	GENERAL PROVISIONS
A.

All costs and expenses incurred in the administration of the Plan shall be paid by the Company; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B.

Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Company Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Company Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C.

Except to the extent in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration, and effect of the Plan and any rules, regulations, and actions relating to the Plan will be governed by and construed exclusively in accordance with the internal, substantive laws of the state of Texas, without regard to the conflict of law rules of Texas or any other jurisdiction.

Schedule A

Companies Participating in Employee Share Purchase Plan

Argo Group International Holdings, Ltd.

Argo Re, Ltd.

Argonaut Management Services, Inc.

Colony Management Services, Inc.